Exhibit 13(b)

CERTIFICATION PURSUANT TO 18 U.S.C SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
Brian Marcus, Principal Executive Officer, and Peter Gaunt, Principal Financial Officer, of Carlyle Tactical Private Credit Fund (the “Registrant”), each certify to the best of his knowledge that:
1.The Registrant’s periodic report on Form N-CSR for the period ended 12/31/2020 (the “Form N-CSR”) fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934, as amended; and
2.The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant. This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.

Principal Executive Officer	Principal Financial Officer
Carlyle Tactical Private Credit Fund	Carlyle Tactical Private Credit Fund

/s/ Brian Marcus	/s/ Peter Gaunt
Brian Marcus	Peter Gaunt

Date: March 01, 2021	Date: March 01, 2021